QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 24, 2003

Wells-Gardner Electronics Corporation
(Exact Name of Registrant as Specified in Its Charter)

Illinois (State or Other Jurisdiction of incorporation)	1-8250 (Commission File Number)	36-1944630 (I.R.S. Employer Identification No.)
9500 West 55th Street, Suite A, McCook, Illinois Address of Principal Executive Offices		60525-3605 Zip Code

Registrant's telephone number, including area code: (708) 290-2100

ITEM 4.    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        On February 24, 2003 Wells-Gardner Electronics Corporation (the "Company"), upon an affirmative vote of the Audit Committee of its Board of Directors, dismissed KPMG LLP ("KPMG") as its certifying accountants effective February 24, 2003. The change in certifying accountants was done exclusively for economic reasons and no other conditions existed which led to the change. On February 26, 2003 the Company engaged Blackman Kallick Bartelstein, LLP as its certifying accountant following a vote of the Company's Audit Committee.

        In connection with the audits of the two fiscal years ended December 31, 2002 and the subsequent interim period up through February 24, 2003, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreement.

        The audit reports of KPMG on the consolidated financial statements of Wells-Gardner Electronics Corporation and subsidiary as of and for the years ended December 31, 2002 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles except as follows:

        KPMG's report on the consolidated financial statements of Wells-Gardner Electronics Corporation and subsidiary as of and for the years ended December 31, 2002 and 2001, contained a separate paragraph stating "as discussed in Note 2 to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, on January 1, 2002."

        A letter from KPMG LLP is attached as Exhibit 16.1 to this Form 8-K.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(c)
Exhibits.

16.1
Letter from KPMG LLP dated February 28, 2003.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS-GARDNER ELECTRONICS CORPORATION
Dated: February 28, 2003	By:	/s/ GEORGE B. TOMA George B. Toma, CPA, CMA Vice President of Finance, Chief Financial Officer and Corporate Secretary

QuickLinks

  ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURE